                                                                      Exhibit 5

                      [CRAVATH, SWAINE & MOORE LETTERHEAD]



                                 (212) 474-1000


                                                               October 16, 1996


                      Planet Hollywood International, Inc.
                              1,768,165 Shares of
                Class A Common Stock, Par Value $.01 Per Share,
                       Registration Statement on Form S-1


Dear Ladies and Gentlemen:

        We have acted as counsel to Planet Hollywood International, Inc., a Delaware corporation (the "Company") in connection with the preparation of the registration statement on Form S-1 (File No. 333-13389) (the "Registration Statement"), filed with Securities and Exchange Commission under the Securities Act of 1933 (the "Act"), for the registration under the Act of the offering by certain persons (the "Selling Stockholders") of up to 1,768,165 shares of Class A Common Stock, $.01 par value per share, of the Company (the "Common Stock") which are held by, or issuable upon exercise of warrants to, such Selling Stockholders. Capitalized terms used but not defined in this letter shall have the meanings assigned thereto in the Registration Statement.

        In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including the following: (a) the Restated Certificate of Incorporation of the Company, (b) the First Amended and Restated By-laws of the Company, and
(c) resolutions adopted by the Board of Directors of the Company on August 2, 1995 and October 15, 1996.

        Based on the foregoing, we are of opinion that, of the 1,768,165 shares of Class A Common Stock to be covered by the Registration Statement, (i) the shares which were heretofore issued to such Selling Stockholders were legally issued and are fully paid and non-assessable and (ii) the shares which are issuable to the Selling Stockholders upon exercise of the warrants by them will be, upon proper exercise, legally issued and fully paid and non-assessable.

        We know that we are referred to under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name in such Prospectus and to the use of this opinion for filing as Exhibit 5 to the Registration Statement.


                                       Very truly yours,


                                       /s/  Cravath, Swaine & Moore
                                      ---------------------------------


Planet Hollywood International, Inc.
   7380 Sand Lake Road
      Suite 600
         Orlando, FL 32819